EXHIBIT 99.1

NEWS

Editorial Contact: Erin Jones
949-754-8032
erin.jones@quest.com

Investor Contact: Scott Davidson
949-754-8659
scott.davidson@quest.com

QUEST SOFTWARE REPORTS RECORD RESULTS FOR THIRD QUARTER 2003

Revenue of $73.3 Million for the Quarter

Expansion of Operating Margin

IRVINE, Calif., October 22, 2003 – Quest Software, Inc. (Nasdaq: QSFT), a leading provider of application management solutions, today reported record financial results for the quarter ended September 30, 2003. The Company achieved record total revenue of $73.3 million in the September 2003 quarter, a year-over-year growth rate of 16.5% compared to last year’s third quarter revenue of $62.9 million. Total revenue for the first nine months of 2003 was $215.3 million.

GAAP Results

Quest’s net income for the third quarter was $4.4 million, or $0.05 per diluted share. Net income for the first nine months of 2003 was $10.0 million, or $0.11 per diluted share. GAAP operating margins increased sequentially from 1.3% to 8.1% in the third quarter, resulting in record GAAP operating income of $5.9 million. Quest generated net cash of $15.6 million in the September 2003 quarter.

Non-GAAP Results

On a pro forma basis, operating margins increased to 12.1% for the quarter, resulting in pro forma net income of $6.3 million, or $0.07 per share on a diluted basis. This compares to pro forma net income of $4.4 million, or $0.05 per share on a diluted basis, for the third quarter ended September 30, 2002. Pro forma operating margins doubled sequentially in the third quarter to 12%, resulting in record pro forma operating income of $8.9 million for the quarter and $19.3 million for the nine months ended September 30, 2003. For the nine months ended

Quest Reports Third Quarter 2003 Results – page 2 of 8

September 30, 2003, pro forma net income was $16.3 million, or $0.17 per diluted share.

A reconciliation of pro forma and as reported financial results is included with this press release.

Quest management utilizes non-GAAP financial measures in the presentation of the Company’s results to provide a consistent understanding of its historical operating performance and comparisons with peer companies. Management believes that pro forma reporting provides a more accurate representation of the Company’s on-going economic performance and therefore uses pro forma reporting internally to evaluate and manage the Company’s operations. Management believes that these measures provide useful information because they exclude certain items including amortization of intangibles, other compensation expenses, gains or losses on investment securities and facility closure charges that are not necessarily relevant to understanding the operating activities within the Company’s business.

“The third quarter was quite strong and we remain optimistic for several reasons. First, revenues are growing well. Second, we have been very focused on our expense run rate and have reduced our headcount by over 6% in the last two quarters. Furthermore, Q3’s margin improvement demonstrates the operating leverage in our business model,” said Vinny Smith, chairman and chief executive officer, Quest Software. “Third, the IT environment appears to be strengthening. And fourth, we are in a strong product cycle with the major new releases of our Application Performance Management and Database Management solutions.”

Financial Outlook

Quest management offers the following guidance for the quarter ending December 31, 2003:

•	Revenue is expected to be in the range of $77 million to $79 million;

•	GAAP diluted earnings per share is expected to be in the range of $0.07 to $0.08 per share;

•	Pro forma diluted earnings per share is expected to be in the range of $0.08 to $0.09 per share. The pro forma guidance excludes approximately $1.3 million of amortization of purchased intangible assets, $746,000 of amortization of acquired intangible assets including customer lists, a non-compete agreement and trademarks, and $158,000 of other compensation charges related to stock options.

For the full year ending December 31, 2003, Quest management has raised its prior guidance:

•	Annual revenue is expected to be in the range of $292 million to $294 million;

Quest Reports Third Quarter 2003 Results – page 3 of 8

•	GAAP diluted earnings per share is expected to be in the range of $0.18 to $0.19 per share;

•	Pro forma diluted earnings per share is expected to be in the range of $0.25 to $0.26. The pro-forma guidance excludes approximately $7.8 million of amortization of purchased intangible assets, $3.4 million of amortization of acquired intangible assets including customer lists, a non-compete agreement and trademarks, and $1.1 million of other compensation charges related to stock options.

Third Quarter 2003 Conference Call Information

Quest Software will host a conference call today, Wednesday, October 22, 2003 at 2:00 p.m. Pacific Time, to discuss its results. A simultaneous Web cast of the conference call will be available on Quest Software’s Web site in the Investors – IR Events section at www.quest.com. A Web cast replay will be available on the same Web site through October 22, 2004. An audio replay of the call will also be available through October 31, 2003 by dialing (888) 203-1112 (from the United States or Canada) or (719) 457-0820 (outside the United States and Canada), using confirmation code: 578779.

About Quest Software, Inc.

Quest Software, Inc., a leader in application management, provides software for Application Confidence to 18,000 customers worldwide, including 75 percent of the Fortune 500. Quest products for database management, application performance management and Microsoft infrastructure management help customers develop, deploy, manage and maintain enterprise applications without expensive downtime or business interruption. Headquartered in Irvine, Calif., Quest Software can be found in offices around the globe and at www.quest.com.

Quest and Quest Software are registered trademarks of Quest Software, Inc. All other trademarks and registered trademarks are property of their respective owners.

# # #

Forward Looking Statements

This release and the matters to be discussed on the conference call may include predictions, estimates and other information that might be considered forward-looking statements. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ from those anticipated as a result of various factors, including the impact of adverse changes in general economic conditions; further reductions or delays in information technology spending; variations in the size and timing of customer orders; competitive products and pricing; rapid technological change; risks associated with the development and market acceptance of new products; disruptions caused by acquisitions of companies and/or technologies; risks associated with international operations; and the need to attract and retain qualified personnel. For a discussion of these and other related risks, please refer to our recent SEC filings, including our Annual Report on Form 10-K/A for the year ended December 31, 2002, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

Quest Reports Second Quarter 2003 Results – page 4 of 8

QUEST SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenues:
Licenses	$41,423	$39,851	$125,310	$116,493
Services	31,841	23,051	89,988	67,890

Total revenues	73,264	62,902	215,298	184,383
Cost of revenues:
Licenses	1,026	904	3,098	2,826
Services	5,267	4,321	15,805	13,285
Amortization of purchased intangible assets	1,899	1,288	6,391	3,978

Total cost of revenues	8,192	6,513	25,294	20,089

Gross profit	65,072	56,389	190,004	164,294
Operating expenses:
Sales and marketing	34,418	31,096	106,457	92,725
Research and development	16,415	14,685	50,589	44,944
General and administrative	7,438	6,201	21,285	18,418
Intangible asset amortization	889	479	2,643	1,343

Total operating expenses	59,160	52,461	180,974	157,430

Income from operations	5,912	3,928	9,030	6,864
Other income, net	1,308	1,221	7,156	6,732
Loss on sale of aircraft	—	(790)	—	(790)
Write-down of investments	—	—	—	(1,095)

Income before income tax provision	7,220	4,359	16,186	11,711
Income tax provision	2,782	2,089	6,148	5,136

Net income	$4,438	$2,270	$10,038	$6,575

Net income per share:
Basic	$0.05	$0.03	$0.11	$0.07

Diluted	$0.05	$0.02	$0.11	$0.07

Weighted average shares:
Basic	92,550	90,256	91,737	89,886
Diluted	94,213	92,195	93,571	92,645

Quest Reports Second Quarter 2003 Results – page 5 of 8

QUEST SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30, 2003				Nine Months Ended September 30, 2003
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues:
Licenses	$41,423			$41,423	$125,310			$125,310
Services	31,841			31,841	89,988			89,988

Total revenues	73,264			73,264	215,298			215,298
Cost of revenues:
Licenses	1,026	(1	)(1)	1,025	3,098	(2	)(3)	3,096
Services	5,267	(13	)(1)	5,254	15,805	(58	)(3)	15,747
Amortization of purchased intangible assets	1,899	(1,899)		—	6,391	(6,391)		—

Total cost of revenues	8,192			6,279	25,294			18,843

Gross profit	65,072			66,985	190,004			196,455
Operating expenses:
Sales and marketing	34,418	(82	)(1)	34,336	106,457	(663	)(3)	105,794
Research and development	16,415	(78	)(1)	16,337	50,589	(441	)(3)	50,148
General and administrative	7,438	(12	)(1)	7,426	21,285	(84	)(3)	21,201
Intangible asset amortization	889	(889)		—	2,643	(2,643)		—

Total operating expenses	59,160			58,099	180,974			177,143

Income from operations	5,912			8,886	9,030			19,312
Other income, net	1,308			1,308	7,156	(98	)(4)	7,058

Income before income tax provision	7,220			10,194	16,186			26,370
Income tax provision	2,782	1,092	(2)	3,874	6,148	3,873	(5)	10,021

Net income	$4,438			$6,320	$10,038			$16,349

Net income per share:
Basic	$0.05			$0.07	$0.11			$0.18

Diluted	$0.05			$0.07	$0.11			$0.17

Weighted average shares:
Basic	92,550			92,550	91,737			91,737
Diluted	94,213			94,213	93,571			93,571

For the Three Months Ended September 30, 2003

(1)	Represents compensation and other costs related primarily to stock option grants with a below fair market value exercise price.
(2)	Represents the tax effect of adjustments.

For the Nine Months Ended September 30, 2003

(3)	Represents (1) $281,000 in severance and idle facility charges incurred from closing one of our Canadian offices, which are included in sales and marketing and research and development, and (2) compensation and other costs related primarily to stock option grants with a below fair market value exercise price.
(4)	Represents gain on securities held for trading purposes.
(5)	Represents the tax effect of adjustments.

Quest Reports Second Quarter 2003 Results – page 6 of 8

QUEST SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30, 2002				Nine Months Ended September 30, 2002
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues:
Licenses	$39,851			$39,851	$116,493			$116,493
Services	23,051			23,051	67,890			67,890

Total revenues	62,902			62,902	184,383			184,383
Cost of revenues:
Licenses	904			904	2,826			2,826
Services	4,321	(31	)(1)	4,290	13,285	(90	)(1)	13,195
Amortization of purchased intangible assets	1,288	(1,288)		—	3,978	(3,978)		—

Total cost of revenues	6,513			5,194	20,089			16,021

Gross profit	56,389			57,708	164,294			168,362
Operating expenses:
Sales and marketing	31,096	(203	)(1)	30,893	92,725	(646	)(1)	92,079
Research and development	14,685	(177	)(1)	14,508	44,944	(471	)(1)	44,473
General and administrative	6,201	(51	)(1)	6,150	18,418	(123	)(1)	18,295
Intangible asset amortization	479	(479)		—	1,343	(1,343)		—

Total operating expenses	52,461			51,551	157,430			154,847

Income from operations	3,928			6,157	6,864			13,515
Other income, net	1,221			1,221	6,732			6,732
Loss on sale of aircraft	(790)	790		—	(790)	790		—
Write-down of investments	—			—	(1,095)	1,095		—

Income before income tax provision	4,359			7,378	11,711			20,247
Income tax provision	2,089	862	(2)	2,951	5,136	2,963	(2)	8,099

Net income	$2,270			$4,427	$6,575			$12,148

Net income per share:
Basic	$0.03			$0.05	$0.07			$0.14

Diluted	$0.02			$0.05	$0.07			$0.13

Weighted average shares:
Basic	90,256			90,256	89,886			89,886
Diluted	92,195			92,195	92,645			92,645

(1)	Represents compensation and other costs related primarily to stock option grants with a below fair market value exercise price.
(2)	Represents the tax effect of adjustments.

Quest Reports Second Quarter 2003 Results – page 7 of 8

QUEST SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

ASSETS

	September 30, 2003	December 31, 2002
Current assets:
Cash and cash equivalents	$94,391	$64,283
Short-term marketable securities available for sale	21,292	27,841
Accounts receivable, net	38,563	39,898
Prepaid expenses and other current assets	8,104	9,653
Deferred income taxes	7,349	9,491

Total current assets	169,699	151,166
Property and equipment, net	38,435	44,505
Long-term marketable securities	135,503	115,422
Goodwill, net	239,696	231,717
Amortizing intangible assets, net	26,822	31,116
Deferred income taxes	15,030	15,014
Other assets	1,878	2,341

Total assets	$627,063	$591,281

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,420	$5,308
Accrued compensation	15,586	13,900
Other accrued expenses	26,025	23,678
Income taxes payable	4,214	1,262
Deferred revenue	68,010	63,210

Total current liabilities	119,255	107,358
Long-term liabilities and other	1,878	5,941
Shareholders’ equity	505,930	477,982

Total liabilities and shareholders’ equity	$627,063	$591,281

Quest Reports Second Quarter 2003 Results – page 8 of 8

QUEST SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Cash flows from operating activities:
Net income	$4,438	$2,270	$10,038	$6,575
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,446	6,371	20,654	17,075
Compensation expense associated with stock option grants	138	112	796	921
Accrued interest receivable from shareholders	—	530	—	(99)
Deferred income taxes	(384)	(1,081)	(459)	(21)
Provision for bad debts	(220)	249	23	631
Write-down of investments	—	—	—	1,095
Loss on sale of aircraft	—	790	—	790
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(1,416)	2,233	3,204	9,140
Prepaid expenses and other current assets	627	(751)	2,653	(1,556)
Other assets	(525)	(766)	(99)	176
Accounts payable	854	1,070	(44)	(690)
Accrued compensation	618	(1,255)	1,003	(641)
Other accrued expenses	(216)	(1,359)	(3,379)	(5,126)
Income taxes payable	5,449	1,694	8,634	4,081
Deferred revenue	(739)	935	4,200	3,974
Other liabilities	(112)	(583)	(277)	(1,255)

Net cash provided by operating activities	14,958	10,459	46,947	35,070
Cash flows from investing activities:
Purchases of property and equipment	(1,504)	(884)	(5,387)	(3,330)
Proceeds from sale of aircraft	—	1,932	—	1,932
Cash paid for acquisitions, net of cash acquired	—	—	(4,746)	(4,063)
Purchases of marketable securities	(50,131)	476	(107,491)	(43,873)
Sales and maturities of marketable securities	27,384	7,681	93,460	29,868

Net cash (used in) provided by investing activities	(24,251)	9,205	(24,164)	(19,466)
Cash flows from financing activities:
Repayment of notes payable	(1,336)	(1,612)	(1,336)	(1,835)
Proceeds from repayment of note receivable from shareholder	—	685	—	685
Repayment of capital lease obligations	(60)	(68)	(255)	(193)
Proceeds from the exercise of stock options	1,244	248	5,388	1,379
Proceeds from employee stock purchase plan	2,345	1,958	4,631	4,480

Net cash provided by financing activities	2,193	1,211	8,428	4,516
Effect of exchange rate changes on cash and cash equivalents	262	(297)	(1,103)	(709)

Net (decrease) increase in cash and cash equivalents	(6,838)	20,578	30,108	19,411
Cash and cash equivalents, beginning of period	101,229	29,112	64,283	30,279

Cash and cash equivalents, end of period	$94,391	$49,690	$94,391	$49,690